Exhibit 99.1

United States District Court, Northern District of Illinois Name of Assigned Judge or Magistrate Judge John W. Darrah Sitting Judge if Other than Assigned Judge CASE NUMBER 09 C 5277 DATE 3/16/2011 CASE TITLE USA vs. Midwest Generation DOCKET ENTRY TEXT Status hearing and ruling on motion hearing held. For the reasons stated in the attached memorandum opinion and order, Com Ed’s motion to dismiss is granted in its entirety [110]. EME and Midwest Generation’s partial motion to dismiss plaintiffs’ amended complaint is granted [112]. Midwest Generation’s motion to dismiss the Citizens Group amended complaint is denied [114]. Enter Memorandum Opinion and Order. Status hearing set for 3/30/11 at 9:30 a.m. [For further detail see separate order(s)] 00:10 Courtroom Deputy MF Initials: 09C5277 USA vs. Midwest Generation Page 1 of 1

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION UNITED STATES OF AMERICA and the STATE OF ILLINOIS, ) ) ) ) Plaintiffs, ) ) ) ) and ) ) ) ) CITIZENS AGAINST RUINING THE ENVIRONMENT; THE ENVIRONMENTAL LAW AND POLICY CENTER; NATURAL RESOURCES DEFENSE COUNCIL, INC.; RESPIRATORY HEALTH ASSOCIATION OF METROPOLITAN CHICAGO; and SIERRA CLUB, ) ) ) ) Case No. 09-cv-5277 Judge John W. Darrah Intervenor-Plaintiffs, v. ) ) ) MIDWEST GENERATION, LLC; EDISON MISSION ENERGY, INC.; and COMMONWEALTH EDISON CO., ) ) ) Defendants. ) MEMORANDUM OPINION AND ORDER This action arising under the federal Clean Air Act (“CAA”), codified at 42 U.S.C. § 7401 et seq., was originally brought by the United States of America and the State of Illinois (collectively, “Plaintiffs”) against Midwest Generation, LLC (“Midwest Generation”), the owner and operator of several coal-fired power plants in this district. Several “Citizen Groups” were later granted leave to intervene. 1 Plaintiffs’ 1 The Citizen Groups are: Citizens Against Ruining the Environment; the Environmental Law and Policy Center; the Natural Resources Defense Council, Inc.; the Respiratory Health Association of Metropolitan Chicago; and the Sierra Club.

original Complaint, filed on October 27, 2009, asserted three types of CAA violations: (1) claims that Midwest Generation violated the CAA’s provisions for the Prevention of Significant Deterioration of air quality (“PSD”); (2) claims for violations of opacity and particulate-matter limitations under Illinois law; and (3) claims under the CAA’s Title V operating-permit provisions. Among other things, Plaintiffs alleged that Midwest Generation’s continued operation of units unlawfully modified by a former owner constitutes continuing violations of the CAA’s PSD provisions. Midwest Generation moved to dismiss Plaintiffs’ PSD counts. The motion was granted on March 9, 2010. See United States v. Midwest Generation, LLC, 694 F. Supp. 2d 999, 1008 (N.D. 111. 2010) (the “March 9 Opinion”). With one exception, all PSD counts were dismissed in their entirety.2 The Court held that “because a violation of 42 U.S.C. § 7475 [regarding preconstruction permits] occurs at the time of construction and no later, Midwest Generation cannot be liable for any construction that occurred prior to Midwest Generation’s ownership of the relevant sources.” See Midwest Generation, 694 F. Supp. 2d at 1008. Section 7475 prohibits the construction of a “major emitting facility” unless certain statutory requirements are met; it does not prohibit the subsequent operation of such a facility without a permit. Id. at 1003-04. Similarly, “nothing in the EPA’s PSD regulations prohibits the subsequent operation of a source when no construction permit had been 2 Plaintiffs alleged that Midwest Generation was operating a number of unlawfully modified coal-fired generating units at six plants, most of which had been modified by a former owner. The Complaint pled that only one had been modified by Midwest Generation. Midwest Generation did not move to dismiss the PSD count pertaining to the unit that was allegedly modified by Midwest Generation. 2 obtained.” Id. at 1004.3 Additionally, because all modifications - including those commenced by Midwest Generation - were commenced well over five years before the initiation of this action, all claims for civil penalties were dismissed as time barred. Id. at 1009. With leave of the Court, Plaintiffs then filed an Amended Complaint, alleging new theories of PSD violations and also adding Commonwealth Edison Company (“ComEd”), the former owner, and Edison Mission Energy, Inc. (“EME”), Midwest Generation’s parent company. The Amended Complaint seeks both civil penalties and injunctive relief. The Citizen Groups also filed an Amended Complaint with leave of the Court. Midwest Generation and EME jointly move to dismiss multiple counts in Plaintiffs’ Amended Complaint, and ComEd separately moves to dismiss all claims against it. Midwest Generation also moves to dismiss the only two counts in the Citizen Groups’ Amended Complaint that allege violations of the CAA’s PSD provisions. A consolidated briefing scheduling order was entered, and the matter is now fully briefed and before the Court for ruling. BACKGROUND The following facts are taken from Plaintiffs’ Amended Complaint and the Citizen Groups’ Amended Complaint. Additional background information and a brief 3 The Eighth Circuit recently reached the same conclusion. See Sierra Club v. Otter Tail Power Co., 615 F.3d 1008,1018 (8th Cir. 2010) (“[T]he plain language of the [PSD] statute and the regulations applicable to Otter Tail prohibited only modification of the Big Stone plant without a PSD permit or BACT [Best Available Control Technology], not its operation.”). 3 discussion of the CAA’s PSD provisions can be found in the March 9 Opinion. See Midwest Generation, 694 F. Supp. 2d at 1001-02. In 1999, ComEd sold six power plants, containing a total of fourteen coal-fired generating units, to EME. Am. Compl. 2, 69, 74.4 EME then transferred control of those plants to Midwest Generation, who operates them currently. Am. Compl. 2, 87. Prior to selling the plants to EME, ComEd modified nine of the fourteen generating units without first obtaining a preconstruction permit as required by the CAA. Am. Compl. 2. A tenth unit was modified by Midwest Generation - also without a preconstruction permit - after it was acquired from ComEd.5 Id. Had such permits been issued, they would have required ComEd to operate its plants in a manner that employed the “Best Available Control Technology” (“BACT”) to prevent significant deterioration in air quality. Id. The transfer of the plants from ComEd to EME was accomplished by way of an asset sale agreement (“Agreement”) dated March 22, 1999. Am. Compl. 74. The Agreement, as more fully set out below, provided that EME would assume certain responsibilities for ComEd’s environmental liabilities. See Am. Compl. 75. The Agreement’s definition of “Environmental Laws” includes requirements relating to “air emissions” and the “impact upon human health or the environment” of “matters governed by ... the Clean Air Act (42 U.S.C. § 7401 et seq.)... and all state counterpart statutes.” Am. Compl. 76. 4 Plaintiffs’ Amended Complaint is cited as “Am. Compl. _.” The Citizen Groups’ Amended Complaint is cited as “Citizen Am. Compl. _.” 5 Plaintiffs plead, in the alternative, that ComEd modified the tenth unit as well. See Am. Compl. 468. 4

The Agreement also provides that Environmental Liabilities may exist, that EME had received ComEd’s environmental reports and had the opportunity to perform due diligence, and that those potential liabilities were reflected in the purchase price of the assets. Am. Compl. 78. The Agreement further provides that EME could assign its equity interests under the Agreement to another corporation, in which case the assignee would be required to “assume in writing all of [EME]’s obligations [t]hereunder ... with respect to the rights so assigned.” Am. Compl. 79. On December 31, 2009, Midwest Generation filed a Form 10-K Report with the Securities and Exchange Commission (“SEC”), stating: “In connection with the acquisition of the Midwest Generation Plants, Midwest Generation agreed to indemnify Commonwealth Edison with respect to specified environmental liabilities before and after December 15, 1999, the date of sale.”6 Am. Compl. 85. Based upon the representations to the SEC, Plaintiffs infer that EME has assigned to Midwest Generation some or all of its rights and/or obligations under, and in accordance with, the Agreement. Am. Compl. 87. After assuming control of the power plants at issue, Midwest Generation has operated them in a manner that results in the release of significant amounts of pollutants into the atmosphere. Am. Compl. 3. 6 EME similarly acknowledged an obligation to indemnify ComEd for environmental liabilities in its own Form 10-K Report: “In connection with the acquisition of the Midwest Generation Plants, EME agreed to indemnify Commonwealth Edison with respect to specified environmental liabilities before and after December 15, 1999, the date of sale.” Am. Compl. 82. 5

In their Amended Complaint, Plaintiffs now attempt to revive their previously dismissed PSD claims by presenting three new theories of recovery. First, they quote additional language from 415 ILCS 9.1(d), see Am. Compl. 65, and allege that the newly quoted language provides independent grounds under state law for prohibiting Midwest Generation from operating sources that were constructed without a preconstruction permit, see, e.g., Am. Compl. 93. Second, they have joined ComEd as a Defendant and claim that ComEd can be held liable for PSD violations committed during the time ComEd owned and operated the plants at issue. See Am. Compl. Counts 3, 8, 13, 18, 23, 30, 35, 40, 45. Third, they claim that EME’s and Midwest Generation’s assumption of ComEd’s environmental liabilities under the Agreement subjects those Defendants to enforcement under the CAA through principles of successor liability. The Citizen Groups’ Amended Complaint named Midwest Generation as the only Defendant and asserts only one PSD count. See Citizen Am. Compl. Count 27. The Citizen Groups make no claim as to ComEd’s unlawful modifications. They only claim that Midwest Generation is subject to civil enforcement for its own unlawful modifications. LEGAL STANDARD “A motion under Rule 12(b)(6) challenges the sufficiency of the complaint.” Christensen v. County of Boone, Ill., 483 F.3d 454, 458 (7th Cir. 2007). In ruling on a motion to dismiss, the court must accept as true all well-pleaded factual allegations and draw reasonable inferences in favor of the plaintiff. Sprint Spectrum L.P. v. 6

City of Carmel, Ind., 361 F.3d 998, 1001 (7th Cir. 2004). The allegations in the complaint “must plausibly suggest that the plaintiff has a right to relief, raising that possibility above a ‘speculative level’; if they do not, the plaintiff pleads itself out of court.” E.E.O.C. v. Concentra Health Servs., Inc., 496 F.3d 773, 776 (7th Cir. 2007) (citing Bell Atl. Corp. v. Twombly, 550 U.S. 544, 555 (2007)). The district court need not accept as true “legal conclusions” or “threadbare recitals of the elements of a cause of action, supported by mere conclusory statements.” Brooks v. Ross, 578 F.3d 574, 581 (7th Cir. 2009) (quoting Ashcroft v. Iqbal, 129 S. Ct. 1937, 1949-50 (2009)). Although affirmative defenses are not usually resolved on a motion to dismiss, dismissal under Rule 12(b)(6) is proper if the plaintiff’s complaint, on its face, demonstrates that a claim is barred by a statute of limitations. See Whirlpool Fin. Corp. v. GN Holdings, Inc., 67 F.3d 605, 608 (7th Cir. 1995). ANALYSIS Plaintiffs’ Theory of Direct Liability Under 415 ILCS 5/9.1(d) As explained above, Plaintiffs introduce several new theories of recovery in their Amended Complaint. The first theory is that Illinois law goes above and beyond the CAA to prohibit the operation of any source constructed without a preconstruction permit. Plaintiffs’ argument is based on their interpretation of 415 ILCS 5/9.1(d). Although they cited this statute in their original Complaint, they now purportedly assert a new “independent and direct claim against Midwest Gen[eration] pursuant to CAA § 113(b)(1) for illegally operating its plants in violation of § 9.1 (d)(2).” See PI. Opp’n Br. 19. Midwest Generation argues that Plaintiffs’ failure to present this theory in 7 response to the motion to dismiss the original Complaint constitutes a waiver of any right to do so now. In their original Complaint, Plaintiffs claimed that, by failing to obtain a PSD permit prior to their operation of the sources at issue and failing to apply BACT, “[Midwest Generation] has violated, and continues to violate, Section 165(a) of the Act, 42 U.S.C. § 7475(a), and the PSD regulations set forth in 40 C.F.R. § 52.21, incorporated into the Illinois SIP, and Section 9.1(d) of the Illinois Act, 415 ILCS 5/9.1(d)” and that they were therefore subject to injunctive relief and civil penalties “[a]s provided in Section 113(b) of the Act.” See, e.g., Compl. 67-69 (emphasis added). The allegations in this regard in their Amended Complaint add nothing new. Plaintiffs allege that ComEd unlawfully modified and operated the sources at issue without obtaining a PSD permit and that “Midwest Gen is directly liable for this alleged PSD claim pursuant to the federally enforceable provisions of the Illinois Act, 415 ILCS 5/9.1(d), which U.S. EPA has approved as part of the Illinois SIP.” See Am. Compl. 92-93. In both the original and the amended version of their Complaint, Plaintiffs allege a direct violation of 415 ILCS 5/9.1(d) for, among other things, failing to apply BACT in the operation of the sources at issue. Although a direct violation of section 9.1(d) was alleged in their original Complaint, Plaintiffs did not assert a claimed violation of section 9.1(d) as grounds to deny Midwest Generation’s motion to dismiss Plaintiffs’ PSD claims. As discussed above, those claims were dismissed in their entirety. By specifically quoting a portion of section 9.1(d) in their Amended Complaint, Plaintiffs do not present any cause of action 8 that was not presented in their original Complaint; nor do they allege any new facts to support a violation of Illinois law. Instead, Plaintiffs simply raise a new question of statutory interpretation. The opportunity for such arguments has passed. At any rate, Plaintiffs’ argument that Illinois law provides an operational restriction not present under the CAA is unpersuasive. Section 9.1(d) provides, in relevant part: No person shall: (1) violate any provisions of Sections 111, 112, 165 [i.e., the preconstruction-permit provision] or 173 of the Clean Air Act, as now or hereafter amended, or federal regulations adopted pursuant thereto; or (2) construct, install, modify or operate any equipment, building, facility, source or installation which is subject to regulation under Sections 111, 112, 165 or 173 of the Clean Air Act, as now or hereafter amended, except in compliance with the requirements of such Sections and federal regulations adopted pursuant thereto, and no such action shall be undertaken without a permit granted by the Agency or in violation of any conditions imposed by such permit. 415 ILCS 5/9.1(d). According to Plaintiffs, section 9.1(d)(1) merely incorporates the CAA and federal regulations into Illinois law while section 9.1(d)(2) broadens the scope of Illinois law beyond that of the CAA by prohibiting a person from operating any source that does not comply with the preconstruction-permit requirements or by operating a source without first obtaining a permit or in violation of any conditions imposed by a permit. Section 9.1(d)(2) prohibits the operation of any source subject to PSD requirements “except in compliance with the requirements of [the CAA] and federal regulations.” As explained in the March 9 Opinion, “compliance with the requirements 9 of [the CAA] and federal regulations” does not include any operational requirements in situations where a preconstruction permit was not obtained. Midwest Generation, 694 F. Supp. 2d at 1003-04. Plaintiffs’ new interpretation of the application of section 9.1(d) is inconsistent with, and contrary to, this Court’s prior ruling that Midwest Generation does not commit a PSD violation by operating a source that was previously constructed without a preconstruction permit. The remainder of section 9.1(d)(2) simply provides that no person shall “construct, install, modify or operate” any source without a permit or in violation of an issued permit. With respect to the sources at issue, Plaintiffs do not allege that Midwest Generation constructed, installed, or modified anything. Nor do they allege that Midwest Generation failed to obtain an operating permit or that they violated any conditions in an operating permit that had been issued. Instead, they ask this Court to read section 9.1(d)(2) as prohibiting the operation of a source without a construction permit. Plaintiffs’ argument for this interpretation is unsupported. The plain meaning of the statute is obvious: a person may not construct a source except in compliance with provisions regarding construction and may not operate a source except in compliance with provisions regarding operation. Thus, even if their argument had not been waived, Plaintiffs have failed to state a claim for any direct violation of section 9.1(d) that is sufficient to survive Midwest Generation and EME’s motion to dismiss under this theory. 10

Plaintiffs’ Direct Claims Against ComEd Plaintiffs’ second new theory of recovery is to hold ComEd directly liable for the unlawful acts it committed prior to selling the power plants to EME. Although ComEd was allegedly responsible for unlawful modifications to the sources at issue in this litigation, it no longer owns them. Plaintiffs do not expressly seek civil penalties from ComEd; they seek injunctive relief only. Specifically, they ask the Court to order all Defendants “to remedy their past violations by, among other things, requiring Defendants to install and/or operate the best available control technology or lowest achievable emission rate, as appropriate, at the units subject to this action” or to “take other appropriate actions to remedy, mitigate, and offset the harm to public health and the environment.” Am. Compl. p. 123. ComEd argues that it cannot be the subject of a complaint for injunctive relief that would require ComEd to modify sources it no longer owns and that such an order would be unprecedented. Plaintiffs have not identified any case in which a court has ordered a former property owner to remedy PSD violations on property it no longer owns.7 ComEd, on the other hand, has identified such a case: New Jersey v. Reliant Energy Mid-Atl. Power Holdings, LLC, No. 07-CV-5928, 2009 WL 3234438 (E.D. Pa. Sept. 30, 2009) (Reliant). In Reliant, the district court dismissed the plaintiffs’ PSD claims to the extent they sought injunctive relief against a former property owner who allegedly modified sources without complying with the CAA’s preconstruction-permit provisions. See id. at *17. The court specifically rejected the plaintiffs’ argument that an 7 Plaintiffs merely cite to unpublished consent decrees in two cases, purportedly showing that former owners agreed to expend money to settle the claims against them. 11 injunction could issue against the former owners of the sources, forcing them to pay for the installation of BACT. Id. The court reasoned that, despite their attempts to characterize their requested relief as an injunction, the plaintiffs were essentially seeking a legal remedy. Id. Notably, Plaintiffs cited Reliant in support of their opposition to Midwest Generation’s first motion to dismiss. In doing so, Plaintiffs asserted that Midwest Generation is the only party capable of performing the modifications necessary to bring the sources into compliance: As the current owner/operator, Midwest Gen is the only entity that can implement the appropriate relief: reducing emissions from the violating units by installing BACT-level pollution controls or shutting the units down. Indeed, the Reliant court dismissed claims against the prior owner in that action, finding that the prior owner could not implement pollution controls at the plant. PI. Opp’n to Midwest Generation’s Mot. to Dismiss 17. Having since added ComEd as a Defendant, Plaintiffs now contend that Reliant should not be followed and that this Court can simply enter an injunction that would force ComEd to pay for Plaintiffs’ requested modification to Midwest Generation’s plants. More specifically, Plaintiffs assert that Reliant is at odds with the Seventh Circuit’s decision in United States v. Apex Oil Co., Inc., 579 F.3d 734 (7th Cir. 2009) (Apex). In addressing an appeal from an injunction entered pursuant to the Resource Conservation and Recovery Act (“RCRA”), the Apex court stated: “That equitable remedies are always orders to act or not to act, rather than to pay, is a myth; equity often orders payment.” Id. at 736. The injunction entered by the district court in that case required the defendant to clean up a site that was contaminated by an oil 12 refinery owned by the defendant’s predecessor. Id. at 735. The specific issue on appeal was whether the government’s claim to an injunction survived the defendant’s bankruptcy, which discharged claims for a “right to an equitable remedy for breach of performance if such breach gives rise to a right to payment” that arose before confirmation of the bankruptcy plan. Id. at 735-36. It was clear that the injunction was an “equitable remedy”; the question was whether it gave “rise to a right of payment.” Id. The defendant in that case argued that, because it was no longer in the oil-refinery business, it would have to hire (and pay) someone else to comply with its injunction order. Id. at 736. In other words, the only way for the defendant to comply with the injunction would be to pay someone else to clean up its mess. The court rejected the defendant’s attempt to characterize the injunction order as a claim for money. Id. at 737. The court specifically noted that the RCRA did not entitle the government to demand payment in lieu of action. Id. at 736. The defendant in that case was not ordered to pay for clean up; it was ordered to clean up. With regard to the means that the defendant employed to comply with its injunction, the court found no reason to “distinguish a check written to [the defendants’] employee from one written to an independent contractor.” Id. at 738. Apex’s holding does not support Plaintiffs’ position in the instant case. If Midwest Generation were ordered to modify the sources at issue, Apex teaches that it is immaterial whether Midwest Generation undertakes those modifications internally or hires outside contractors, so long as it complies with the terms of the injunction. ComEd, on the other hand, has no authority to modify Midwest Generation’s plants; nor does it 13 have any authority to hire someone else to make those modifications to property it does not own or control. Unlike the defendant in Apex, ComEd is not merely asserting that it lacks the practical resources necessary to comply with a mandatory injunction; it is asserting it has no right to perform the relief Plaintiffs request – independently or through third parties. Plaintiffs argue that the Court can fashion the requested injunction under the All Writs Act. That argument is misplaced. The All Writs Act confers on federal courts the authority to “issue all writs necessary or appropriate in aid of their respective jurisdictions and agreeable to the usages and principles of law.” 28 U.S.C. § 1651(a). It is not intended as a means for courts “to issue ad hoc writs whenever compliance with statutory procedures appears inconvenient or less appropriate.” Pa. Bureau of Corr. v. U.S. Marshals Serv., 474 U.S. 34, 43 (1985). Presumably, Plaintiffs would have the Court fashion relief by entering an injunction against ComEd and a writ against Midwest Generation: either forcing Midwest Generation to allow ComEd to enter its property, shut down its operations, and modify its facilities or forcing Midwest Generation to perform the modifications at ComEd’s expense. Plaintiffs have offered no persuasive authority for such a broad exercise of judicial authority under the All Writs Act or otherwise. In the alternative, Plaintiffs argue that the Court could enter an injunction requiring ComEd to purchase and retire sulfur-dioxide allowances to mitigate past illegal sulfur-dioxide emissions resulting from its past PSD violations. Such an order could not 14 reasonably be characterized as an injunction to remedy the failure to obtain a permit; it would be a penalty. As noted above, claims for penalties are time barred. Plaintiffs also argue that injunctions against former owners are supported by the plain text of the CAA’s civil-enforcement provision. The CAA provides that the EPA Administrator shall commence a civil action for injunction and/or penalties against the owner or operator of an affected source and may commence such an action against “any other person.” 42 U.S.C. § 7413(b). Plaintiffs contend that the reference to “any other person” would be superfluous if enforcement was limited to current owners. The argument is unpersuasive. The CAA’s civil-enforcement provisions are not limited to injunctive relief. Had Plaintiffs brought this action within the applicable statute-of-limitations period, § 7413 arguably would have permitted the imposition of civil penalties against ComEd, despite the fact that it no longer owns the sources. Thus, the statutory language cannot reasonably be construed in a manner that requires the extreme remedy of injunctive relief only, as proposed by Plaintiffs. “Because a mandatory injunction requires the court to command the defendant to take a particular action,” they are “sparingly issued.” Graham v. Med. Mut. of Ohio, 130 F.3d 293, 295 (7th Cir. 1997); see also W.A. Mack, Inc. v. Gen. Motors Corp., 260 F.2d 886, 890 (7th Cir. 1958) (“[M]andatory injunctions are rarely issued.”). Plaintiffs have failed to properly plead that this case presents such a rare situation. Federal Rule of Civil Procedure 8(a) requires “a short and plain statement of the claim showing that the pleader is entitled to relief.” Fed. R. Civ. P. 8(a)(2) (emphasis added). It is not enough for Plaintiffs to simply allege that ComEd violated the CAA; they must 15 allege a right to some form of relief from ComEd. With civil penalties off the table, Plaintiffs are unable to do so. ComEd cannot be compelled to modify sources it no longer owns and has no right to access. ComEd’s motion to dismiss is granted. All claims against ComEd are dismissed. Plaintiffs’ Theory of Successor Liability Plaintiffs finally attempt to revive their PSD claims by arguing that Midwest Generation expressly assumed ComEd’s CAA liabilities (via EME) by the Agreement through which EME purchased the power plants at issue in this litigation.8 8 Similar to the arguments presented above, Midwest Generation again asserts that the Court has already decided this issue in its favor and that the law-of-the-case doctrine prevents Plaintiffs from re-arguing their position now. The purported adverse holding is contained in the following footnote in the March 9 Opinion: Plaintiffs also argue that Midwest Generation may be held liable for ComEd’s conduct under a theory that Midwest Generation assumed ComEd’s liabilities under an asset-purchase agreement. As set out above, the PSD provisions impose obligations on “persons,” not “sources.” Moreover, the allegations in the Complaint do not support this theory of transferred liability. Midwest Generation, 694 F. Supp. 2d at 1008 n.9. The law-of-the-case doctrine provides that a court’s decision “should continue to govern the same issues in subsequent stages in the same case.” Jarrard v. CDI Telecomms., Inc., 408 F.3d 905, 911-12 (7th Cir. 2005). The rule is “based on sound policy that, when an issue is once litigated and decided, that should be the end of the matter.” Id. at 912. As noted in the above-quoted footnote, Plaintiffs’ theory of transferred liability was not alleged in their original Complaint. The argument was raised for the first time in Plaintiffs’ response to Midwest Generation’s first motion to dismiss. Plaintiffs now have amended their Complaint to expressly allege the previously missing allegations supporting their theory of successor liability. The law-of-the-case doctrine applies only to issues that were previously litigated. Menards, Inc. v. Countryside Indus., Inc., No. 01 C 7142, 2004 WL 1336382, at *2 (N.D. Ill. June 14, 2004). It has no application to issues that were not previously properly presented to the Court. Thus, the law-of-the-case doctrine does not bar Plaintiffs from now alleging successor liability. 16

Midwest Generation and EME argue that Plaintiffs’ successor-liability theory is not supported by the CAA, which specifically limits the class of persons subject to enforcement to the class of person who actually violated the CAA. The CAA’s civil-enforcement provision is as follows: The Administrator shall, as appropriate, in the case of any person that is the owner or operator of an affected source, a major emitting facility, or a major stationary source, and may, in the case of any other person, commence a civil action for a permanent or temporary injunction, or to assess and recover a civil penalty of not more than $25,000 per day for each violation, or both, in any of the following instances: (1) Whenever such person has violated, or is in violation of, any requirement or prohibition of an applicable implementation plan or permit. 42 U.S.C. § 7413(b). Neither party has identified a case in which successor liability has been imposed under the CAA. Plaintiffs note that successor corporations have been found potentially liable in the context of other environmental laws, however. With regard to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), for example, the Seventh Circuit noted that “every circuit confronted with the question has determined that Congress intended successor liability to apply.” N. Shore Gas Co. v. Salomon, Inc., 152 F.3d 642, 649 (7th Cir. 1998) (North Shore Gas), overruled in part on other grounds Envision Healthcare, Inc. v. PreferredOne Ins. Co., 604 F.3d 983, 986 n.1 (7th Cir. 2010). The CERCLA provision at issue in North Shore Gas provides categories of “persons” who would be held liable for costs associated with the removal and remediation associated with environmental contaminants. The list includes current 17 owners or operators of a facility and “any person who at the time of disposal of any hazardous substance owned or operated any facility at which such hazardous substances were disposed of.” 42 U.S.C. § 9607(a)(2). The defendant’s mineral-processing facility was added to the EPA’s national priorities list, and the defendant was ordered to remove certain hazardous substances from its property. North Shore Gas, 152 F.3d at 645. The current owners of that facility then sought out former owners and operators to share in the response costs. Id. When it was discovered that the site may have been contaminated in the mid-1930s under the ownership of the North Shore Coke & Chemical Company, a company which had long since been liquidated, the current owner of the facility sought contribution from the defunct company’s alleged successor. Id. at 645-46. After noting that CERCLA did not specifically address corporate-successor liability, the Seventh Circuit held that CERCLA should be interpreted in a manner that permits the flow of liabilities through principles of successor liability. Id. at 649. The court looked at CERCLA’s definition of “person,” which includes an “individual, firm, corporation, association, partnership, consortium, joint venture, [or] commercial entity.” Id. (citing 42 U.S.C. § 9601(21)). The court then cited a rule of statutory construction codified at the beginning of the U.S. Code: that “[t]he word ‘company’ or ‘association,’ when used in reference to a corporation, shall be deemed to embrace the words ‘successors and assigns of such company or association,’ in like manner as if these last-named words, or words of similar import, were expressed.” 1 U.S.C. § 5. The court determined that § 5 “lends credence to the notion that, when Congress defined ‘person’ by listing a variety of terms that apply to business entities, it intended to include all 18 known forms of business and commercial enterprises.” North Shore Gas, 152 F.3d 649 (citation and internal quotation marks omitted). It ultimately held that CERCLA permits successor liability, though it does not require it “unless justified by the facts of each case.” Id. at 650 (citation and internal quotation marks omitted). Plaintiffs argue that the CAA’s definition of “person” should be similarly interpreted to include successors. But the CAA’s enforcement provision is fundamentally different from the CERCLA provision at issue in North Shore Gas. The provision at issue in North Shore Gas provided for remediation and recovery of cleanup costs. The Seventh Circuit specifically observed that “there is no concern – at least theoretically –about punishing the successor for the acts (or omissions) of the predecessor; CERCLA is a remedial measure which is aimed only at correcting environmentally dangerous conditions.” North Shore Gas, 152 F.3d at 649-50 (emphasis added). By contrast, the Seventh Circuit has described the CAA provision at issue in the instant case – which allows for civil penalties and mandatory injunctions – as “quasi-criminal.” See United States v. AM Gen. Corp., 34 F.3d 472, 474 (7th Cir. 1994). To that end, as explained below, the plain language of this statute limits enforcement of these “quasi-criminal” mechanisms to those persons who actually violate the CAA. Title 1’s definitional provisions, cited above, are only useful “[i]n determining the meaning of any Act of Congress . . . unless the context indicates otherwise.” 1 U.S.C. § 1; see also Anspec Co. v. Johnson Controls, Inc., 922 F.2d 1240, 1247 (6th Cir. 1991) (determining that 1 U.S.C. § 5 only applies “unless the context indicates otherwise”). Here, the context does indicate otherwise. An action against an owner or operator of an 19 affected source (i.e., Midwest Generation) may be commenced only “[w]henever such person has violated, or is in violation of, any requirement or prohibition of an applicable implementation plan or permit.” 42 U.S.C. § 7413(b) (emphasis added). The only persons subject to enforcement are those persons who violated or are in violation of a relevant requirement or prohibition. Plaintiffs have failed to sufficiently allege that EME or Midwest Generation violated any such requirement or prohibition. Thus, under the CAA, neither EME nor Midwest Generation is subject to enforcement for ComEd’s violations. Moreover, Plaintiffs’ theory that the Agreement expressly provides that CAA liabilities were transferred along with the assets sold by ComEd is not supported by the operative terms of the Agreement.9 In Illinois, “[t]he well-settled general rule is that a corporation that purchases the assets of another corporation is not liable for the debts or liabilities of the transferor corporation.”10 Vernon v. Schuster, 688 N.E.2d 1172, 1175 (Ill. 1997). There are four exceptions to that general rule; Plaintiffs assert one exception here: where there is an express or implied agreement of assumption of those debts or liabilities. Id. at 1175-76. Federal common law is in accord. See, e.g., North Shore Gas, 152 F.3d at 651. The theory of successor liability is an equitable doctrine, which courts have applied to a variety of state and federal claims. See, e.g., Gen. Foam Fabricators, Inc. v. Tenneco 9 Because Plaintiffs attached the Agreement to their Amended Complaint, its terms can be considered in ruling on a motion to dismiss. See Centers v Centennial Mortg., Inc., 398 F.3d 930, 933 (7th Cir. 2005). 10 The Agreement, which is attached as Exhibit A to Plaintiffs’ Amended Complaint, provides that it is governed by Illinois law unless preempted by federal law. See Agreement § 11.7. 20

Chems., Inc., 695 F.2d 281, 287 (7th Cir. 1982) (contract claim); Panther Pumps & Equip. Co. v. Hydrocraft, Inc., 566 F.2d 8, 23-28 (7th Cir. 1977) (federal civil contempt); In re Aftermarket Filters Antitrust Litig., MDL No. 1957, 2010 WL 3715137, at *2 (N.D. Ill. Sept. 14, 2010) (antitrust claim). It is well established that rules of contract interpretation are determined under state law. North Shore Gas, 152 F.3d at 652 (applying Illinois rules of contract interpretation in the context of CERCLA). Under Illinois law, “[a]n agreement, when reduced to writing, must be presumed to speak the intention of the parties who signed it. It speaks for itself, and the intention with which it was executed must be determined by the language used.” Camico Mut. Ins. Co. v. Citizens Bank, 474 F.3d 989, 993 (7th Cir. 2007) (citations and internal quotation marks omitted). Contract terms are interpreted according to their plain meaning unless otherwise defined. Id. The Court must give effect to the parties’ intent at the time the agreement was made. North Shore Gas, 152 F.3d at 652. The assignment provision in the Agreement relied upon by Plaintiffs is expressly limited to non-compliance of assets (i.e., sources) — not non-compliance of ComEd. The Agreement provides as follows: 2.3 Purchaser’s Liabilities. On the Closing Date, Purchaser will assume and be responsible and liable for (i) all obligations and liabilities related to, arising from or associated with ownership, occupancy, use or operation of the Assets from and after the Closing (other than Excluded Liabilities) and (ii) the following obligations and liabilities (collectively, “Purchaser’s Liabilities”): 21

(a) Environmental Liabilities. . . . (i) responsibility for compliance and liability for any non-compliance by the Assets with Environmental Laws (including fines, penalties and costs to correct) . . . whether occurring, existing or arising on, before or after the Closing (collectively, “Environmental Liabilities”). Agreement § 2.3(ii)(a) (emphasis added). Here, it is clear from this provision that Midwest Generation (allegedly through EME) agreed only to assume “responsibilities for compliance and liability for any non-compliance by the Assets with Environmental Laws . . . whether occurring, existing or arising on, before or after the Closing.” See id. (emphasis added). The term “Assets” is defined to include, among other things, the sources at issue. See Agreement § 2.1.11 The definition does not include persons, and no reasonable interpretation of the term Assets could include the persons who previously owned the Assets. Importantly, Section 2.3(ii)(a)(i), addressing non-compliance by the Assets specifically with regard to Environmental Laws, stands in contrast to the preceding general clause 2.3(i), which provides that the purchaser would assume responsibility and liability for “all obligations and liabilities related to, arising from or associated with ownership, occupancy, use or operation of the Assets from and after the Closing.” Agreement § 2.3(i). Thus, assumed environmental liabilities for non-compliance by the assets include those that arise before, as well as after, closing, while personal assumed liabilities related to ownership and 11 Section 1.1 of the Agreement contains a list of definitions. It provides that ‘“Assets’ has the meaning set forth in Section 2.1 (Transfer of Assets).” Section 2.1, in turn, provides that the purchaser would acquire ComEd’s interest in the following specific “Assets”: real-property rights; improvements, buildings, structures, and fixtures; permits and licenses; personal property; assigned leases; assigned contracts; trading allowances; and records. 22 operation of the assets are limited to those that arise “from and after the Closing.” Personal liabilities that arose before closing, such as ComEd’s alleged failure to obtain a preconstruction permit, were clearly not intended to be assumed by the Agreement. Ultimately, by amending their Complaint to add allegations of successor liability based on the Agreement, Plaintiffs only manage to provide further support for the Court’s alternative reasons for rejecting Plaintiffs’ successor-liability argument in the March 9 Opinion, “the PSD provisions impose obligations on ‘persons,’ not ‘sources.’” Midwest Generation, 694 F. Supp. 2d at 1008 n.9. Plaintiffs’ PSD claims are not based on allegations that the sources are out of compliance; they are based on allegations that ComEd failed to comply with the CAA’s PSD provisions. A careful reading of the provision in the Agreement relied upon by Plaintiffs does not manifest an agreement by EME and Midwest Generation to assume liability for ComEd’s unlawful acts. Additionally, because, as discussed above, it has been determined that ComEd has no liability to Plaintiffs, there is no liability for Midwest Generation to assume under either theory. All claims for civil penalties are time barred; and ComEd is not subject to mandatory injunctive relief, i.e., to take any remedial action on property it no longer owns or controls. For the foregoing reasons, Plaintiffs’ successor-liability theory fails. Counts 1, 2, 6, 7, 11, 12, 16, 17, 21, 22, 28, 29, 33, 34, 38, 39, 43, 44, 55, and 56 are dismissed. Plaintiffs’ Title V Claims EME and Midwest Generation also move to dismiss Plaintiffs’ Title V counts “to the extent they are based on dismissed PSD claims.” Midwest Generation Mem. 15. 23

Plaintiffs allege that Midwest Generation “failed to submit a complete application and/or update its application for a Title V operating permit” that “contains a compliance plan for all applicable requirements.” See, e.g., Compl. 123, 125. The “applicable requirements” allegedly omitted from Midwest Generation’s permit include those contained in the PSD provisions and the Illinois State Implementation Plan’s opacity requirements. Plaintiffs specifically allege that Midwest Generation was required to amend its existing applications to include required BACT limits. See, e.g., Am. Compl. 121. As explained in the March 9 Opinion, those BACT limits are imposed through the preconstruction-permit process. In the absence of such a permit, they do not exist. There “is no obligation to apply [BACT] in the abstract”; it “is a specific prerequisite to obtaining a preconstruction permit” that is “determined on a case-by-case basis through the [PSD] permitting process itself.” Midwest Generation, 694 F. Supp. 2d at 1007. “Title V does not impose additional requirements on sources but rather consolidates all applicable requirements in a single document to facilitate compliance.” Citizens Against Ruining the Env’t v. EPA, 535 F.3d 670, 672 (7th Cir. 2008). Plaintiffs’ Amended Complaint does not allege any applicable PSD requirement that has been violated by EME or Midwest Generation, and Title V does not create new requirements. Plaintiffs cannot slip their PSD claims through the back door by recharacterizing them as Title V claims. To the extent Plaintiffs’ Title V claims are based on any alleged failure to obtain a permit for ComEd’s PSD violations, those claims are dismissed. 24

Midwest Generation’s Motion to Dismiss the Citizen Groups’ Claims The Citizen Groups’ Amended Complaint generally tracks that of Plaintiffs’ with regard to opacity and Title V violations. It also contains a single PSD count (Count 27), based on the only PSD count not entirely dismissed from Plaintiffs’ original Complaint. The Citizen Groups allege that Midwest Generation acquired the Will County Station from ComEd in 1999 and, in February 2000, commenced construction of one or more major modifications without applying for or receiving PSD permits. Citizen Am. Compl. 217. As a result of Midwest Generation’s unlawful modifications, pollutants have been, and continue to be, released into the atmosphere in amounts greater than permitted by law. Citizen Am. Compl. 219. The Citizen Groups also claim that Midwest Generation failed to submit a complete application for a Title V operating permit that identifies all applicable requirements, accurately certifies compliance with such requirements, and contains an appropriate compliance plan. Citizen Am. Compl. 233. The Citizen Groups ask the Court to enter injunctive relief against Midwest Generation and order Midwest Generation to pay civil penalties pursuant to the CAA. As it did in response to Plaintiffs’ original Complaint, Midwest Generation moves to dismiss the Citizen Groups’ Amended Complaint as time barred to the extent it seeks civil penalties. Midwest Generation also argues that the Citizen Groups’ claim for injunctive relief should be dismissed pursuant to the concurrent-remedies doctrine. As explained above, all PSD claims were dismissed against Plaintiffs to the extent they sought civil penalties. The Court held that the general, five-year, federal statute of 25 limitations applies to the CAA and that all PSD claims were alleged to have accrued more than five years ago. See Midwest Generation, 694 F. Supp. 2d at 1008-09. The Citizen Groups did not assert any PSD claims in their original complaint, and they now assert that the March 9 Opinion does not apply to their own claim for civil penalties. The Citizen Groups offer two theories as to why their nearly identical claim for civil penalties is not also barred by the five-year statute of limitations. First, they argue that the five-year statute of limitations did not begin until the Citizen Groups discovered the alleged PSD violations. Alternatively, they ask the Court to apply the doctrine of equitable tolling based on the Illinois EPA’s refusal to comply with the Citizen Groups’ requests for certain information. The CAA does not provide its own statute of limitations. Therefore, the general, five-year, federal statute of limitations applies. See 28 U.S.C. § 2462; United States v. III. Power Co., 245 F. Supp. 2d 951, 954 (S.D. 111. 2003) (stating that § 2462 is applicable to the CAA). Section 2462 provides as follows: Except as otherwise provided by Act of Congress, an action, suit or proceeding for the enforcement of any civil fine, penalty, or forfeiture, pecuniary or otherwise, shall not be entertained unless commenced within five years from the date when the claim first accrued if, within the same period, the offender or the property is found within the United States in order that proper service may be made thereon. 28 U.S.C. § 2462. In their opposition brief, the Citizen Groups argue that their claim did not accrue until March 2, 2010, when this Court entered a “Stipulation and Protective Order,” which allowed them access to certain of Midwest Generation’s documents they had attempted to obtain since March 2004 through Freedom of Information Act (“FOIA”) requests. 26

The Citizen Groups cite Seventh Circuit cases for the proposition that a plaintiff’s claim accrues upon his discovery of his injury. See Cada v. Baxter Healthcare Corp., 920 F.2d 446, 450 (7th Cir. 1990) (Cada) (“Accrual is the date on which the statute of limitations begins to run. It is not the date on which the wrong that injures the plaintiff occurs, but the date – often the same, but sometimes later – on which the plaintiff discovers that he has been injured.”); Stoleson v. United States, 629 F.2d 1265, 1269 (7th Cir. 1980) (“[A]ny plaintiff who is blamelessly ignorant of the existence or cause of his injury shall be accorded the benefits of the discovery rule.”). Neither of these cases addresses the statute in question. Although the Seventh Circuit has not directly addressed the meaning of “accrued” in 28 U.S.C. § 2462, it recently noted that the Supreme Court has not adopted a general discovery rule in interpreting federal statutes of limitations. See SEC v. Koenig, 557 F.3d 736, 739 (7th Cir. 2009) (Koenig). “[S]ome periods of limitations start with discovery and others not, with the difference depending on each provision’s text, context, and history.” Id. (citing TRW, Inc. v. Andrews, 534 U.S. 19, 27 (2001)). Although the Koenig court found it unnecessary to decide when a claim “accrues” for purposes of § 2462, generally, it noted that the discovery theory has been soundly rejected by other circuits. Id. In 3M Co. v. Browner, 17 F.3d 1453 (D.C. Cir. 1994) (3M), for example, the District of Columbia Circuit examined this issue at length and held as follows: In light of the legal meaning of the word “accrued” in 1839, the retention of the word in the 1874 version of § 2462, and its appearance in the current statute, we hold that an action, suit or proceeding to assess or impose a civil penalty must be commenced within five years of the date of 27 the violation giving rise to the penalty. We reject the discovery of violation rule EPA advocates as unworkable; outside the language of the statute; inconsistent with judicial interpretations of § 2462; unsupported by the discovery of injury rule adopted in non-enforcement, remedial cases; and incompatible with the functions served by a statute of limitations in penalty cases. Id. at 1462-63. Other circuits have similarly held that § 2462 does not contemplate a discovery rule. See Trawinski v. United Techs., 313 F.3d 1295, 1298 (11th Cir. 2002) (per curium); Fed. Election Comm’n v. Williams, 104 F.3d 237, 240 (9th Cir. 1996); United States v. Core Labs, Inc., 759 F.2d 480, 482-83 (5th Cir. 1985). Although the Citizen Groups advance various policy arguments as to why a discovery rule should be applied to CAA cases brought by private citizens, the 3M decision did not depend on the fact that the plaintiff was a government entity; it focused on the nature of relief, which is the same regardless of whether the claims are asserted by a government agency or private citizen groups. The rationale of a discovery rule, which “rests on the idea that plaintiffs cannot have a tenable claim for the recovery of damages unless and until they have been harmed,” is inapposite to claims for fines, penalties, and forfeitures, which are a form of punishment asserted in suits regardless of damage. 3M, 17 F.3d at 1460. The 3M court also observed that § 2462 is a general statute of limitations; it is not limited to environmental cases, and its interpretation should not depend on any particular difficulties associated with enforcement in any specific case. Id. at 1461. Indeed, “nothing in the language of § 2462 even arguably makes the running of the limitations period turn on the degree of difficulty an agency experiences in detecting violations.” Id. 28

Where Congress has decided to graft a discovery rule into a statute of limitations, it has done so expressly. Certain CERCLA claims, for example, cannot be brought “unless the claim is presented within 3 years after . . . [t]he date of the discovery of the loss and its connection with the release in question.” 42 U.S.C. § 9612(d)(2) (emphasis added). Section 2462, by contrast, limits actions to “five years from the date when the claim first accrued.” 28 U.S.C. § 2462 (emphasis added). “[A] PSD violation occurs at the time the alleged construction or modification begins.” Midwest Generation, 694 F. Supp. 2d at 1009. The Citizen Groups allege that Midwest Generation commenced construction on the relevant source in February 2000. Thus, their claim accrued in February 2000. The discovery rule does not afford the Citizen Groups relief from the statute of limitations. Unless the Citizen Groups can succeed on their equitable-tolling argument, their claim for civil penalties is time barred. “Equitable tolling is a doctrine used sparingly, reserved for those situations in which extraordinary circumstances prevent a party from filing on time.” Bensman v. U.S. Forest Serv., 408 F.3d 945, 964 (7th Cir. 2005) (citing Wilson v. Battles, 302 F.3d 745, 749 (7th Cir. 2002)). The doctrine applies only when “circumstances prevent a litigant from filing despite the exercise of due diligence.” Id. It “permits a plaintiff to avoid the bar of the statute of limitations if despite all due diligence he is unable to obtain vital information bearing on the existence of his claim.” Cada, 920 F.2d at 451. 29

On its face, the Citizen Groups’ Amended Complaint pleads a claim that is barred by the statute of limitations. The unlawful act occurred in 2000; the statute of limitations is five years; and the Citizen Groups’ earliest Complaint was filed on January 21, 2010. A statute of limitations is an affirmative defense, however, which need not be anticipated by a complaint. Leavell v. Kieffer, 189 F.3d 492, 494 (7th Cir. 1999) (citations omitted). A plaintiff may oppose a motion to dismiss with additional facts asserted by affidavit or brief if those facts are consistent with the allegations in the complaint. Hentosh v. Herman M. Finch Univ. of Health Sciences/The Chicago Med. Sch., 167 F.3d 1170, 1173 n.3 (7th Cir. 1999) (considering affidavit filed in connection with plaintiff’s response to motion to dismiss in deciding whether equitable tolling should apply). Dismissal under Rule 12(b)(6) is premature if it is possible for a plaintiff to prove a set of facts that would show reason to apply the doctrine of equitable tolling. See Clark v. City of Braidwood, 318 F.3d 764, 768 (7th Cir. 2003). The Seventh Circuit has applied the doctrine of equitable tolling to § 2462 in an action brought by the SEC. Koenig, 557 F.3d at 739-740. At least one court has applied the doctrine to § 2462 in an action brought under the CAA. See Penn. v. Allegheny Energy, Inc., No. 05-885, 2010 WL 1541457, at *6 (W.D. Pa., Apr. 18, 2010) (holding that equitable tolling would apply if plaintiff could prove sufficient supporting facts at trial). According to the Citizen Groups, their PSD claim falls squarely within the bounds of the equitable-tolling doctrine. The Citizen Groups argue in their opposition brief that they diligently tried to obtain the information necessary to support their claim from the 30

Illinois EPA but that Midwest Generation’s efforts to designate the information as confidential trade secrets prevented them from doing so. They assert that their first request was made in March 2004 and that they did not obtain the necessary information until March 2010, when this Court entered a protective order. Midwest Generation agreed to provide the Citizen Groups with the requested documents in exchange for the Citizen Groups’ agreeing to withdraw their pending FOIA requests. Therefore, argue the Citizen Groups, the statute of limitations should be tolled from March 2004 through March 2010, which would bring the claim within the statute of limitations. The Citizen Groups offer little support for this argument. They do not identify the specific newly acquired information that allowed them to make their PSD claims, detail the diligence of their efforts to obtain that information, or explain why they were unable to make these claims earlier. The only support for their equitable-tolling argument consists of citations to documents entered in proceedings pending before the Illinois Pollution Control Board. Nonetheless, they have presented enough to plausibly suggest that they are entitled to equitable tolling if they can prove that something beyond their control prevented them from bringing their claim earlier despite their diligent efforts to obtain the missing information.12 Midwest Generation’s arguments as to the Citizen Groups’ claim for injunctive relief and their Title V claim depend on dismissal of their claims for civil penalties. 12 Although the Amended Complaint and the opposition brief were filed on behalf of all Citizen Groups, their brief does not assert that any group other than the Sierra Club diligently attempted to obtain the necessary information. If this is indeed the case, the doctrine of equitable tolling could be unavailable to those other groups. 31

Because those claims are not dismissed, Midwest Generation’s remaining arguments need not be addressed at this time. CONCLUSION For the reasons stated above, ComEd’s motion to dismiss is granted in its entirety. Counts 3, 8, 13, 18, 23, 30, 35, 40, 45, and 57 are dismissed; and ComEd is dismissed from this action. EME and Midwest Generation’s partial motion to dismiss Plaintiffs’ Amended Complaint is granted. Counts 1, 2, 6, 7, 11, 12, 16, 17, 21, 22, 28, 29, 33, 34, 38, 39, 43, 44, 55, and 56 are dismissed in their entirety. Counts 5, 10, 15, 20, 25, 32, 37, 42, and 47 are dismissed to the extent they are based on the dismissed PSD claims. Midwest Generation’s motion to dismiss the Citizen Groups’ Amended Complaint is denied. Date: March 14, 2011 JOHN W. DARRAH United States District Court Judge 32